EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 29{th} day of September 1999 by and between Correctional Services Corporation ("CSC" or "Employer") and James F. Slattery ("Employee").

          WHEREAS, Employee has been employed under an employment agreement dated February 17, 1998 (the "Existing Agreement") and Employee and Employer desire to continue the employment of Employee as the President and Chief Executive Officer of CSC on the terms and conditions set forth in this Agreement; and

          WHEREAS, parties are entering into contemporaneously herewith a Change in Control Agreement (the "Change in Control Agreement").

          NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other valuable consideration the receipt and adequacy of which is hereby acknowledged, the parties hereby agree as follows:

           1. POSITION AND DUTIES. CSC hereby continues to employ Employee and Employee hereby accepts continued employment and agrees to continue to serve as the President and Chief Executive Officer of CSC. Employee will perform all duties and responsibilities and will have all authority inherent in the position of President and Chief Executive Officer, subject to the power of the Board of Directors to modify, expand and limit such duties, responsibilities and authorities.

           2. TERM. The period of Employee's employment under this Agreement will be for an initial term of three years. Following the first anniversary of this Agreement, the period of employment under this Agreement will be automatically extended by successive one-year terms, unless terminated prior to any anniversary of this Agreement by written notice by either party to the other no less than ninety (90) days prior to the end of any anniversary. In such event, the Agreement will terminate three years from the anniversary of this Agreement immediately prior to which a notice of termination was given.

           3. COMPENSATION.

               (a) BASE SALARY. For all of the services rendered by Employee during the period of employment, CSC will pay Employee a base salary at the rate of not less than $270,000 per year. For each year of the Term after the first year, the Company shall pay to Employee a cost of living increase. The amount shall be determined by multiplying the annual base salary then in effect by a percentage equal to the excess, if any, of the United States Department of Labor Consumer Price Index -- New York Metropolitan area - all items (the "CPI") on the last day of the year preceding the year for which the calculation is being made above the CPI on the date hereof. However, under no circumstances shall the cost of living increase be less than 3.5% per annum. The annual base salary shall be payable at such regular times and intervals as the Company customarily pays its employees from time to time.

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   (b) INCENTIVE BONUS.  For each  fiscal  year  of  CSC  during  which  the
 Employee is employed by the Company, Employee shall be entitled to receive a bonus equal to five (5%) percent of the Company's earnings before income tax provision ("pre-tax profits") in excess of $1,000,000, which bonus shall not exceed $200,000. Payment of the bonus, if any, shall be made within thirty (30) days from receipt of the audited financial statement for each fiscal year of the Company. Each bonus payment shall be accompanied by the Company's financial statement for the requisite period and a schedule calculating such bonus. Pre-tax profits determined by the Company and audited by the Company's independent auditors shall be final and
 binding.    For   purposes   hereof,  pre-tax  profits  shall  not  include
 extraordinary gains and losses  and  shall be determined in accordance with
 generally  accepted accounting principles  consistently  applied.   In  the
 event the Employee works for less than a full fiscal year (other than in the first fiscal year of the term), his bonus for that fiscal year shall be pro-rated.

           4.  BENEFITS.

               (a) CSC will provide Employee with the full-time use of a Company automobile. The Company shall purchase all relevant insurance and pay for all fuel and repairs.

               (b) Employee will be entitled to four weeks of vacation per fiscal year. Employee will be eligible for and will participate in, without action by the Board of Directors of CSC or any committee thereof, any additional benefits and perquisites available to executive officers of CSC, including any group health, life insurance, disability, or other form of employee benefit plan or program of CSC now existing or that may be later adopted by CSC. This includes the health, dental and life insurance programs CSC provides currently to its executives.

            5. TERMINATION.

               (a) BY EMPLOYER WITH CAUSE. This Agreement may be terminated by CSC for Cause by written notice to Employee specifying the event relied upon for such termination within 30 days of such event. The term "Cause" will mean after written notice and a reasonable opportunity to cure: (i) the material failure by Employee to perform such duties as are reasonably incidental to the position of President and Chief Executive Officer; (ii) any instance of gross negligence or willful misconduct by Employee in the performance of Employee's duties; (iii) the conviction of a felony; (iv) chronic absenteeism; (v) substance abuse; or (vi) Employee's breach of the representations and warranties contained in Section 8 of this Agreement.

               (b) UPON DEATH OR DISABILITY. Employee's employment will terminate immediately upon Employee's death and in that event Employee's base salary and incentive compensation will be paid to Employee's estate or legally appointed representative through the end of the third month following the month in which Employee's death occurs. If Employee become physically or mentally disabled so as to become unable for a period of more than five consecutive months or for shorter periods aggregating at least five months during any twelve-month period to perform Employee's duties hereunder on a substantially full-time basis, Employee's employment will terminate as of the end of such five-month or twelve-month period and in that event Employee's base salary and incentive compensation will be paid to the Employee or his legally appointed representative through the end of the third month following the month in which the employment terminated. Such termination will not affect Employee's benefits under CSC's disability insurance program, if any, then in effect.

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           6.  CHANGE IN CONTROL AGREEMENT.  Nothing in  this Agreement shall adversely affect the rights of the Employee under the Change in Control Agreement. In the event of a termination of employment pursuant to which Employee is entitled to compensation under the Change in Control Agreement, he shall be entitled to no additional compensation or benefits hereunder.

           7.  NON-COMPETITION; CONFIDENTIALITY.

               (a) NON-COMPETITION. During the period of Employee's employment with CSC, Employee will not, directly or indirectly, on Employee's own behalf or as a partner, officer, director, trustee, employee, agent, consultant or member of any person, firm or corporation, or otherwise, enter into the employ of, render any service to, or engage in any business or activity which is the same as or competitive with any business or activity conducted by CSC or any of its majority owned subsidiaries; provided, however, that the foregoing shall not be deemed to prevent the Employee from investing in securities of any company having a class of securities which is publicly traded, so long as through such investment holdings in the aggregate, the Employee is not deemed to be the beneficial owner of more than 5% of the class of securities that are so publicly traded. During the period of Employee's employment and until two years after the termination of Employee's employment, Employee will not, directly or indirectly, on Employee's own behalf or as a partner, shareholder, officer, employee, director, trustee, agent, consultant or member of any person, firm or corporation or otherwise, seek to employ or otherwise seek the services of any employee of CSC or any of its majority owned subsidiaries.

               (b) CONFIDENTIALITY. During and following the period of Employee's employment with CSC, Employee will not use for Employee's own benefit or for the benefit of others, or divulge to others, any information, trade secrets, knowledge or data of secret or confidential nature and otherwise not available to members of the general public that concerns the business or affairs of CSC or its affiliates and which was acquired by Employee at any time prior to or during the term of Employee's employment with CSC, except with the specific prior written consent of CSC.

               (c)   WORK PRODUCT.   Employee  agree  that  all  programs,
 inventions, innovations, improvements, developments, methods, designs, analyses, reports and all similar or related information which relate to the business of CSC and its affiliates, actual or anticipated, or to any actual or anticipated research and development conducted in connection with the business of CSC and its affiliates, and all existing or future products or services, which are conceived, developed or made by Employee (alone or with others) during the term of this Agreement ("Work Product") belong to CSC. Employee will cooperate fully in the establishment and maintenance of all rights of CSC and its affiliates in such Work Product. The provisions of this Section 7(c) will survive termination of this Agreement indefinitely to the extent necessary to require actions to be taken by Employee after the termination of the Agreement with respect to Work Product created during the Agreement.

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               (d) ENFORCEMENT.  If any covenant or agreement  contained  in this Section 7 is found by a court having jurisdiction to be unreasonable in duration, geographical scope or character of restriction, the covenant or agreement will not be rendered unenforceable thereby but rather the duration, geographical scope or character of restriction of such covenant or agreement will be reduced or modified with retroactive effect to make such covenant or agreement reasonable, and such covenant or agreement will be enforced as so modified.

           8. REPRESENTATIONS. Employee hereby represent and warrant to CSC that (i) the execution, delivery and full performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Employee are a party or any judgment, order or decree to which Employee are subject; (ii) Employee are not a party or bound by any employment agreement, consulting agreement, agreement not to compete, confidentiality agreement or similar agreement with any other person or entity; and (iii) upon the execution and delivery of this Agreement by CSC, this Agreement will be Employee's valid and binding obligation, enforceable in accordance with its terms.

           9. ARBITRATION. In the event of any dispute between CSC and Employee with respect to this Agreement, either party may, in its sole discretion by notice to the other, require such dispute to be submitted to arbitration. The arbitrator will be selected by agreement of the parties or, if they cannot agree on arbitrator or arbitrators within 30 days after the giving of such notice, the arbitrator will be selected by the American Arbitration Association. The determination reached in such arbitration will be final and binding on both parties without any right of appeal. Execution of the determination by such arbitrator may be sought in any
 court  having  jurisdiction.   Unless  otherwise agreed by the parties, any
 such arbitration will take place in Sarasota, Florida and will be conducted in accordance with the rules of the American Arbitration Association. If the Employee is the prevailing party in any such arbitration, he will be entitled to reimbursement by CSC for all reasonable costs and expenses (including attorneys' fees incurred in such arbitration).

           10. ASSIGNMENT. Employee may not assign, transfer, convey, mortgage, hypothecate, pledge or in any way encumber the compensation or other benefits payable to Employee or any rights which Employee may have under this Agreement. Neither Employee nor Employee's beneficiary or beneficiaries will have any right to receive any compensation or other benefits under this Agreement, except at the time, in the amounts and in the manner provided in this Agreement. This Agreement will inure to the benefit of and will be binding upon any successor to CSC. As used in this Agreement, the term "successor" means any person, firm, corporation or other business entity which at any time, whether by merger, purchase or otherwise, acquires all or substantially all of the capital stock or assets of CSC. This Agreement may not be otherwise assigned by CSC.

           11. GOVERNING LAW. This Agreement shall be governed by the laws of Florida without regard to the application of conflicts of laws.

           12. ENTIRE AGREEMENT. This Agreement constitutes the only agreement between CSC and Employee regarding Employee's employment by CSC. This Agreement supersedes any and all other agreements and understandings, written or oral, between CSC and Employee. A waiver by either party of any provision of this Agreement of any breach of such provision in any instance will not be deemed or construed to be a waiver of such provision for the future, or of any subsequent breach of such provision. This Agreement may be amended, modified or changed only by further written agreement between CSC and Employee, duly executed by both parties.

           13. NOTICES. Any and all notices required or permitted to be given hereunder will be in writing and will be deemed to have been given when deposited in United States mail, certified or registered mail, postage prepaid. Any notice to be given by Employee hereunder will be addressed to CSC to the attention of its Chief Financial Officer at its main offices, 1819 Main Street, Suite 1000, Sarasota, Florida 34236. Any notice to be given to Employee will be addressed to Employee at Employee's residence address last provided by Employee to CSC. Either party may change the address to which notices are to be addressed by notice in writing to the other party given in accordance with the terms of this Section.

           14. HEADINGS. Section headings are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement or any of its terms and conditions.

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal as of the date first above written.

                         CORRECTIONAL SERVICES CORPORATION



                         By: /s/ James F. Slattery
                              _______________________________
                              Name: James F. Slattery
                              Title: President & CEO


                              /s/ James F. Slattery
                              _______________________________
                              James F. Slattery

     Approved by a majority of the members of the Compensation Committee at a duly convened meeting of that committee held on September 29, 1999.


/s/ Melvin T. Stith
________________________
Melvin T. Stith


/s/ Stuart M.Gerson
________________________
Stuart M. Gerson

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